NEITHER THIS WARRANT, NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (ii) IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH A PROPOSED SALE OR TRANSFER.


                                  COMMON STOCK
                                PURCHASE WARRANT

                          For the Purchase of Shares of

                                 Common Stock of

                             VODAVI TECHNOLOGY, INC.

                           (Par Value $.001 Per Share)

             (Incorporated under the Laws of the State of Delaware)

                  VOID AFTER 5:00 P.M. MST ON FEBRUARY 22, 2004

                  Date of Original Issuance: February 22, 1999

     This is to certify that, for value received, CONTINENTAL CAPITAL & EQUITY CORPORATION, a Florida corporation, or permitted assigns (the "Warrantholder"), is entitled, subject to the terms and conditions hereinafter set forth, to purchase shares of common stock, par value $.001 per share (the "Common Stock"), of VODAVI TECHNOLOGY, INC., a Delaware corporation (the "Company"), for the Warrant Price (as defined below), and to receive a certificate or certificates for the shares of Common Stock so purchased. This Warrant is being issued in connection with and pursuant to the terms of that certain Market Access Program Marketing Agreement dated February 4, 1999, by and between the Warrantholder and the Company (the "Marketing Agreement").

     1. TERMS AND EXERCISE OF WARRANT.

          (a) EXERCISE PERIOD. Subject to the terms of this Warrant, the Warrantholder shall have the right, at any time and from time to time during the Exercise Period (as defined below), to exercise this Warrant for any or all Warrant Shares (as defined below) and to purchase from the Company up to the number of fully paid and nonassessable shares of Common Stock that the Warrantholder may at the time be entitled to purchase pursuant to this Warrant. The 122,500 shares of Common Stock subject to this Warrant and any other securities that the Company may be required by the operation of SECTION 3 to issue upon the exercise hereof are referred to herein as the "Warrant Shares." The "Exercise Period" shall mean the period commencing on February 22, 1999 and ending at 5:00 P.M., Mountain Standard Time, on February 22, 2004 (the "Termination Date"), or if such date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day. Notwithstanding the foregoing, if the Marketing Agreement expires or is terminated prior to the Termination Date, this Warrant shall terminate and cease to be exercisable for all Warrant Shares upon the earlier to occur of (i) the date that is six months after the date of expiration or termination of the Marketing Agreement, or (ii) the Terminate Date. If this Warrant is not exercised on or prior to the earlier of the Termination Date or the date that is six months after the date of expiration or termination of the Marketing Agreement, this Warrant shall become void and all rights of the Warrantholder hereunder shall cease with respect to any Warrant Shares for which this Warrant has not been exercised as of such date.

          (b) METHOD OF EXERCISE. The Warrantholder may exercise this Warrant by surrender of this Warrant to the Company at its principal office in Scottsdale, Arizona (or at such other address as the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company or such other address as the Warrantholder may designate in writing), together with the form of Election to Purchase included as Exhibit A hereto, duly completed and signed, and upon payment to the Company of the Warrant Price (as defined in Section 2) multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Warrant Price"), together with all taxes applicable upon such exercise. Payment of the Aggregate Warrant Price shall be made in cash or by certified check or cashier's check, payable to the order of the Company, or by wire transfer to the Company's account.

          (c) PARTIAL EXERCISE. At the election of the Warrantholder, this Warrant shall be exercisable in whole or in part at any time, and from time to time, during the Exercise Period for all remaining Warrant Shares.

          (d) SHARE ISSUANCE UPON EXERCISE. Upon the exercise and surrender of this Warrant certificate and payment of the Aggregate Warrant Price, the Company shall issue and cause to be delivered with all reasonable dispatch to the Warrantholder, in such name or names as the Warrantholder may designate in writing, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of the Warrant, together with cash, as provided in
Section 4 hereof, with respect to any fractional Warrant Shares otherwise issuable upon such surrender and, if applicable, the Company shall issue and deliver a new Warrant to the Warrantholder for the number of Warrant Shares not so exercised. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such Warrant Shares as of the close of business on the date of the surrender of the Warrant and payment of the Aggregate Warrant Price, notwithstanding that the certificates representing such Warrant Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.

     2. WARRANT PRICE. The price per share at which Warrant Shares shall be purchasable upon the exercise of this Warrant (originally and as adjusted pursuant to Section 3 hereof, the "Warrant Price") shall be as follows:

                            Number of
                          Warrant Shares      Warrant Price
                          --------------      -------------
                              22,500              $4.00
                              20,000              $4.50
                              20,000              $5.00
                              20,000              $5.50
                              20,000              $6.00
                              20,000              $6.50
                             -------
                             122,500

     3. ADJUSTMENT OF NUMBER OF WARRANT SHARES AND WARRANT PRICE. The Company agrees to reserve and shall keep reserved for issuance the number of shares of Common Stock issuable upon exercise of this Warrant. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          (a) In case the Company shall (1) pay a dividend or make a distribution in shares of its Common Stock, (2) subdivide its outstanding Common Stock into a greater number of shares, (3) combine its outstanding Common Stock into a smaller number of shares, or (4) issue by reclassification of its Common Stock any shares of capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value), the number of Warrant Shares issuable upon exercise of this Warrant and the Warrant Price in effect immediately prior thereto shall be adjusted as follows:

               (i) The number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such adjustment, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such adjustment; and

               (ii) The Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares as so adjusted.

     An adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date in the case of a dividend or distribution (provided, however, that such adjustments shall be reversed if such dividends or distributions are not actually paid) and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section 3(a), the Warrantholder shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be evidenced by a resolution) shall determine the allocation of the adjusted Warrant Price between or among the shares of such classes of capital stock.

          (b) In case of any reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result
of  a  subdivision,   combination  or  stock  dividend),   or  in  case  of  any
consolidation of the Company with, or merger of the Company into, another corporation wherein the Company is not the surviving entity, or in case of any sale of all, or substantially all, of the property, assets, business and goodwill of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall provide, by a written instrument delivered to the Warrantholder, that the Warrantholder shall thereafter be entitled, upon exercise of this Warrant, to the kind and amount of shares of stock or other equity securities, or other property or assets which would have been receivable by such Warrantholder upon such reclassification, consolidation, merger or sale, if this Warrant had been exercised immediately prior thereto. Such corporation, which thereafter shall be deemed to be the "Company" for purposes of this Warrant, shall provide in such written instrument for adjustments to the Warrant Price which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.

          (c) No adjustment in the number of securities purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least five percent (5%) in the number of securities (calculated to the nearest full share or unit thereof) then purchasable upon the exercise of this Warrant; provided, however, that any adjustment which by reason of this Section 3(c) is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

          (d) For the purpose of this Section 3, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock of the Company at February 22, 1999, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 3, the Warrantholder shall become entitled to purchase any shares of the Company's capital stock other than Common Stock, thereafter the number of such other shares so purchasable upon the exercise of this Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 3.

          (e) Whenever the number of shares of Common Stock and/or other securities purchasable upon the exercise of this Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the Company's chief financial officer setting forth the number of shares of Common Stock and/or other securities purchasable upon the exercise of this Warrant, the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

          (f) Irrespective of any adjustments in the Warrant Price or the number or kind of securities purchasable upon the exercise of this Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price or number or kind of securities stated in this Warrant initially issuable hereunder.

     4. FRACTIONAL INTEREST. The Company shall not be required to issue fractional shares upon exercise of this Warrant, but shall pay an amount in cash equal to the closing price of the Company's Common Stock on a national securities exchange, the Nasdaq National Market or other trading market on the day preceding the date of the surrender of this Warrant pursuant to Section 1(b) hereof, or if there is no public market, cash equal to the then fair market value of the shares as reasonably determined by the Board of Directors of the Company, in its sole discretion, multiplied by such fraction.

     5. TRANSFER PROHIBITION. Neither this Warrant nor any rights hereunder may be sold, exchanged, conveyed, assigned, given, pledged, hypothecated or otherwise transferred by the Warrantholder to any person or entity other than a person or entity directly or indirectly controlled by, in control of, or under common control with the Warrantholder.

     6. NO RIGHTS AS SHAREHOLDER; NOTICES TO WARRANTHOLDER. Prior to the exercise of this Warrant pursuant to the terms hereof, nothing contained in this Warrant shall be construed as conferring upon the Warrantholder any rights as a shareholder of the Company, either at law or in equity, including the right to vote, receive dividends, consent or receive notices as a shareholder with respect to any meeting of shareholders for the election of directors of the Company or for any other matter.

     7. NOTICES. Any notice given pursuant to this Warrant by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given upon (a) personal delivery, (b) transmitter's confirmation of the receipt of a facsimile transmission, (c) confirmed delivery by a standard overnight carrier, or (d) the expiration of three business days after the day when mailed by United States Postal Service by certified or registered mail, return receipt requested, postage prepaid. Such notices shall be delivered (i) if to the Company, at its principal corporate offices, and (ii) if to Warrantholder, to such person's address as it appears in the warrant ledger of the Company. Each party hereto may, from time to time, change the address to which notices to it are to be transmitted, delivered or mailed hereunder by notice in accordance herewith to the other party.

     8. INVESTMENT REPRESENTATION. The Warrantholder hereby represents to the Company that it is acquiring this Warrant for its own account, as principal, for investment and not with a view to or the intent to participate in, directly or indirectly, the resale, assignment, distribution or fractionalization of all or any part hereof. Further, the Warrantholder shall furnish the Company an investment letter, in form and substance satisfactory to the Company, prior to the issuance of any Warrant Shares or other securities issuable upon the exercise hereof, to the effect that such securities, and any additional securities of the Company for which such securities may be exercised or exchanged or into which they may ultimately be converted, if not registered pursuant to applicable state and federal securities laws, will be acquired for investment and not with a view to the sale or distribution thereof. The Warrantholder hereby further represents that it has been provided with, or given reasonable access to, full and fair disclosure of all material information regarding the Company, this Warrant, and the Common Stock.

     9. REGISTRATION UNDER THE SECURITIES ACT OF 1933.

          (a) During the "Registration Period," as defined below, the Company shall advise the Warrantholder by written notice at least ten (10) days prior to the filing of any registration statement (other than a Form S-8 or Form S-4 or any successor to such forms) under the Securities Act of 1933 (the "Act") covering securities of the Company and will, upon the request of the Warrantholder given within ten (10) days of the Company's notice, include in any such registration statement such information as may be required to permit the Warrantholder to conduct a public offering of the Warrant Shares. The Company shall supply prospectuses and other documents as the Warrantholder may reasonably request in order to facilitate the public sale or other disposition of the Warrant Shares, use its reasonable best efforts to qualify the Warrant Shares for sale in such states as the Warrantholder shall reasonably designate, and do any and all other acts and things that may be reasonably necessary or desirable to enable the Warrantholder to consummate the public sale or other disposition of the Warrant Shares. The Company shall use its commercially reasonable best efforts to keep such registration statement effective for up to 180 days, or such shorter period as is reasonably required to enable the Warrantholder to dispose of all Warrant Shares covered by such registration statement. The Company's obligations to include the Warrant Shares in a public offering under this Section 9(a) shall be subject to the provisions of Sections 9(c), 9(d), and 9(e)(ii), below. For purposes of this Section 9, the term "Registration Period" shall commence on February 22, 1999 and shall terminate on the earlier to occur of (i) the date when all outstanding Warrant Shares issued upon exercise of this Warrant have been distributed to the public pursuant to an effective registration statement or (ii) the date on which all outstanding Warrant Shares issued upon exercise of this Warrant may be sold pursuant to Rule 144(k) under the Act.

          (b) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Section 9(a) notwithstanding that Warrant Shares subject to this Warrant may be included in any such registration. Any person whose Warrant Shares are included in any such registration statement pursuant to this Section 9 shall, however, bear the fees of his, her, or its own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him, her, or it pursuant thereto.

          (c) In the event the offering in which Warrant Shares are to be included pursuant to Section 9(a) is to be underwritten, the Company shall furnish the Holders with a written statement of the managing or principal underwriter as to the Maximum Includable Securities (as defined in Section 9(c)(iii), below) as soon as practicable after the Warrantholder's request to have Warrant Shares included in such offering, as provided for in Section 9(a). If the total number of securities proposed to be included in such registration statement is in excess of the Maximum Includable Securities, the number of securities to be included within the coverage of such registration statement shall be reduced to the Maximum Includable Securities as follows:

               (i) no reduction shall be made in the number of shares of capital stock or other securities to be registered for the account of the Company or for the account of any of the Company's securityholders that have the right to require the Company to initiate the registration of such securities; and

               (ii) the number of Warrant Shares and other securities that may be included in the registration, if any, shall be allocated among the Warrantholder and holders of other securities (the "Other Holders") requesting inclusion on a pro rata basis, with the number of each type or class of securities of the Warrantholder and each Other Holder thereof included in the registration to be that number determined by multiplying (A) the total number of such type or class of security included in the Maximum Includable Securities less (B) the number of such type or class of security to be registered for the account of the Company or other securityholders that have the right to require the Company to initiate the registration, by a fraction, the numerator of which will be the total number of such type or class of security that such Warrantholder or Other Holder owns, and the denominator of which will be the total number of such type or class of security owned by the Warrantholder and all Other Holders that have requested inclusion of such type or class of security in the registration.

               (iii) "Maximum Includable Securities" shall mean the maximum number of shares of each type or class of the Company's securities that a managing or principal underwriter, in its good faith judgment, deems practicable to offer and sell at that time in a firm commitment underwritten offering without materially and adversely affecting the marketability or price of the securities of the Company to be offered. When more than one type or class of the Company's securities are to be included in a registration, the managing or principal underwriter of the offering shall designate the maximum number of each such type or class of securities that is included in the Maximum Includable Securities.

          (d) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 9 that the Warrantholder shall:

               (i) furnish to the Company such information regarding the Warrantholder, the Warrant Shares, and such other information as may reasonably be required to effect the registration of the Warrant Shares;

               (ii) notify the Company, at any time when a prospectus relating to the Warrant Shares covered by a registration statement is required to be delivered under the Act, of the happening of any event with respect to the Warrantholder as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

               (iii) in the event of any underwritten public offering, the right of the Warrantholder to include its Warrant Shares in such registration shall be conditioned upon the Warrantholder participating in such underwriting agreement for such offering, and if requested to do so by the underwriters managing such offering, shall enter into a customary holdback agreement.

          (e) The following provisions of this Section 9 shall also be applicable:

               (i)  The  Company   shall   indemnify   and  hold   harmless  the
Warrantholder and each underwriter, within the meaning of the Act, who may purchase from or sell for the Warrantholder any Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under the Act or any post-effective amendment thereto or any prospectus included therein required to be filed or furnished by reason of this Section 9 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by the Warrantholder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls the Warrantholder or underwriter within the meaning of such Act provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by the Warrantholder, specifically for use in the preparation thereof.

               (ii) The Warrantholder shall indemnify and hold harmless the Company and each person who controls the Company, within the meaning of the Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under the Act or any post-effective amendment thereto or any prospectus included therein required to be filed or furnished by reason of this Section 9 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Warrantholder will be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by the Warrantholder specifically for use in the preparation thereof. In no event, however, shall the liability of the Warrantholder for indemnification under this Section 9 exceed the net proceeds received by the Warrantholder from the sale of such person's Warrant Shares.

     10. GENERAL PROVISIONS.

          (a) SUCCESSORS. All covenants and provisions of this Warrant shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

          (b) CHOICE OF LAW. This Warrant and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Arizona, including all matters of construction, validity, performance, and enforcement, and without giving effect to the principles of any Arizona or other conflict-of-law provisions to the contrary.

          (c) ENTIRE AGREEMENT. This Warrant and the Marketing Agreement, including exhibits hereto and thereto, contain the entire agreement of the parties, and supersede all existing negotiations, representations or agreements and all other oral, written, or other communications between them concerning the subject matter of this Warrant and the Marketing Agreement.

          (d) SEVERABILITY. If any provision of this Warrant is unenforceable, invalid, or violates applicable law, such provision shall be deemed stricken and shall not affect the enforceability of any other provisions of this Warrant.

          (e) CAPTIONS. The captions in this Warrant are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Warrant or the relationship of the parties, and shall not affect this Warrant or the construction of any provisions herein.

     IN WITNESS WHEREOF, the Company caused this Warrant to be duly executed as of the date first above written.

                                       VODAVI TECHNOLOGY, INC.,
                                       a Delaware corporation


                                       By: /s/
                                           ------------------------------------
                                       Its: CFO, VP Finance


     The Warrantholder hereby agrees to and accepts the terms and conditions of this Warrant this 22nd day of February, 1999.


                                       CONTINENTAL CAPITAL & EQUITY CORPORATION, a Florida corporation


                                       By:
                                           -------------------------------------
                                       Its:

                                    EXHIBIT A

                              ELECTION TO PURCHASE


Vodavi Technology, Inc.
8300 East Raintree Drive
Scottsdale, Arizona  85260


     The undersigned hereby irrevocably elects to exercise the right of purchase set forth in the attached Warrant to purchase thereunder ____________________ shares of the Common Stock (the "Warrant Shares") provided for therein and requests that the Warrant Shares be issued in the name of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Please Print Name, Address and SSN or EIN of Shareholder above)

Dated:______________

Name of Warrantholder or Assignee:
                                  ----------------------------------------------
                                                  (Please Print)


Signature:
          ----------------------------------------------------------------------
          (Signature must conform in all respects to name of holder as specified on the face of the Warrant.)

Address:
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

Aggregate Warrant Price Paid: $__________________

Method of payment:
                  --------------------------------------------------------------
                                         (Please Print)

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Medallion  Signature  Guarantee  (required if an  assignment  of Warrant  Shares acquired on exercise is made upon exercise.)